UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2015

GREAT PLAINS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4060 NE 95th Rd., Wildwood, FL	34785
(Address of principal executive offices)	(Zip Code)

(352) 561-8182
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                      Termination of a Material Definitive Agreement.

On March 30, 2015, Great Plains Holdings, Inc. (the “Company”), through its wholly owned subsidiary, Ashland Holdings, LLC (“Ashland”), mutually agreed with Paul J. Goodart and Elizabeth M. Goodart Charitable Trust #1 and Trust #2, an unrelated party (the “Seller”), to terminate the previously reported agreement dated March 7, 2015 entered into between Ashland and the Seller (the “Agreement”). The Agreement related to the purchase by the Company of the residential mobile home park located at 9696 St. Clair Road, Haines City, FL 33844 (the “Property”). No termination fees were incurred by the Company and the Company was refunded its $5,000 deposit under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS HOLDINGS, INC.
Date: April 3, 2015	By: /s/ Kent Campbell
Name: Kent Campbell
Title: Chief Executive Officer